Exhibit 99.2

NORWOOD FINANCIAL CORP

CORRECTS DIVIDEND PAYMENT DATE FOR Q4 CASH DIVIDEND

HONESDALE, PENNSYLVANIA – DECEMBER 19, 2024

Norwood Financial Corp (NASDAQ Global Market—NWFL) announced today that the dividend payment date for the fourth quarter cash dividend is February 3, 2025, not February 1, 2025, as was announced yesterday. The January 15, 2025 record date for the dividend remains the same.

Norwood Financial Corp, through its subsidiary, Wayne Bank operates fifteen offices in Northeastern Pennsylvania and fourteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. As of September 30, 2024, Norwood had total assets of $2.3 billion, loans outstanding of $1.7 billion, total deposits of $1.9 billion and total capital of $196 million. The Company’s stock is traded on the Nasdaq Global Market under the symbol “NWFL”.

Forward-Looking Statements.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

CONTACT:	John M. McCaffery
Executive Vice President and Chief Financial Officer
NORWOOD FINANCIAL CORP
(272) 304-3003
www.waynebank.com